As filed with the Securities and Exchange Commission on March 27, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1993

ROYAL CARIBBEAN CRUISES LTD.
(Exact name of registrant as specified in its charter)

LIBERIA	98-0081645
(State or other jurisdiction
of incorporation or organization)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida 33132
(Address of principal executive offices) (Zip Code)

ROYAL CARIBBEAN CRUISES LTD.
1995 INCENTIVE STOCK OPTION PLAN
(Full title of the plan)

MICHAEL J. SMITH, ESQ.
Royal Caribbean Cruises Ltd.
1050 Caribbean Way
Miami, Florida 33132
(Name and address of agent for service)

(305) 539-6000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of		Proposed	Proposed
Securities to		Maximum	Maximum
be	Amount to be	Offering Price	Aggregate	Amount of
Registered	Registered (1) (2)	Per Share (3)	Offering Price	Registration Fee

Common Stock, par value $.01	3,000,000
per share	Shares	U.S.$23.13	U.S.$69,390,000	US$6,384

(1)      Plus an indeterminate number of shares which may be issued as a result of anti-dilution provisions contained in the Plan.

(2)      Registrant previously registered an aggregate of 3,700,000 shares of common stock (as adjusted to reflect a two-for-one stock split by the Company in July, 1998) under Registration Statement Nos. 33-95224, 333-7288 and 333-42072 on Form S-8 offered pursuant to Registrant’s 1995 Incentive Stock Option Plan. The amount to be registered above represents the registration of an additional number of shares offered pursuant to such incentive stock option plan.

(3)      Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) promulgated pursuant to the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Registrant’s Common Stock on the New York Stock Exchange Composite tape on March 20, 2002.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
1995 INCENTIVE STOCK OPTION PLAN
OPINION OF MICHAEL J. SMITH, ESQ
CONSENT OF PRICEWATERHOUSECOOPERS LLP

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This registration statement covers the registration of additional securities of the same class as other securities for which Registration Statements filed on Form S-8 (No. 33-95224, No. 333-7288 and No. 333-42078) relating to Registrant’s 1995 Incentive Stock Option Plan are effective. The contents of Registration Statement Nos. 33-95224, 333-7288 and 333-42078 are hereby incorporated in this Registration Statement by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 25th day of March, 2002.

ROYAL CARIBBEAN CRUISES LTD.
(Registrant)

By:  /s/ RICHARD D. FAIN
Richard D. Fain
Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of March 25, 2002 by the following persons in the capacities indicated:

Signature	Title

/s/ RICHARD D. FAIN Richard D. Fain	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

/s/ RICHARD J. GLASIER Richard J. Glasier	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ BLAIR H. GOULD Blair H. Gould	Vice President and Controller (Principal Accounting Officer)

/s/ TOR ARNEBERG Tor Arneberg	Director

/s/ BERNARD W. ARONSON Bernard W. Aronson	Director

/s/ JOHN D CHANDRIS John D. Chandris	Director

/s/ARVID GRUNDEKJOEN Arvid Grundekjoen	Director

/s/ LAURA LAVIADA Laura Laviada	Director

/s/ EYAL OFER Eyal Ofer	Director

/s/ THOMAS J. PRITZKER Thomas J. Pritzker	Director

/s/ WILLIAM K. REILLY William K. Reilly	Director

/s/ EDWIN W. STEPHAN Edwin W. Stephan	Director and Vice Chairman

/s/ ARNE WILHELMSEN Arne Wilhelmsen	Director

Authorized Representative in the United States:

By:	/s/ RICHARD D. FAIN

Richard D. Fain

EXHIBIT INDEX

Exhibit
Number	Description of Document

4	Royal Caribbean Cruises Ltd. 1995 Incentive Stock Option Plan, as amended

5	Opinion of Michael J. Smith, Esq., General Counsel to Registrant

23.1	Consent of Michael J. Smith, Esq. (included in Exhibit 5 to this Registration Statement)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants